CHIURAZZI INTERNAZIONALE S.r.l.

ANNUAL FINANCIAL STATEMENTS 2011

Contents	Pages

Statement of Comprehensive Income	2

Statement of Financial Position	3

Statement of Change in Equity	5

Cash Flow	6

Notes to the account	7

CHIURAZZI INTERNAZIONALE S.r.l.

STATEMENT OF COMPREHENSIVE INCOME

For the year ended 31 December 2011

	Notes	2011	2010

Revenues	2	159.841	-

Cost of sales	3	(521.588)	(10.909)

Gross profit/Loss		(361.747)	(10.909)

Other operating income		-
Other operating expenses	4	(91.500)	(66.213)

Profit/Loss from operations		(453.247)	(77.122)

Finance income		4	1
Finance costs	5	(40.981)	(5.282)

Profit/Loss before tax		(494.224)	(82.403)

Corporate Income tax	6	135.577	(22.661)

Profit/Loss after taxes		(358.647)	(59.742)

Actuarial gain losses from defined benefits obbligarions		-	-

Total comprehensive income for the year		(358.647)	(59.742)

CHIURAZZI INTERNAZIONALE S.r.l.

STATEMENT OF FINANCIAL POSITION

As at 31 December 2011

ASSET	Notes	2011	2010
Non current assets
Intangible assets	7	4.723	5.000
Property plant and equipment	8	1.178.127	1.202.200

Deferred tax assets	9	158.237	22.661
Investment properties		-	-

Current assets
Inventories	10	305.456	-
Trade and other receivables		46.500	-
Other tax assets		71.056	8.324
Other current assets		6.818	16.264
Cash and cash equivalent	11	49.448	60.456
TOTAL ASSET		1.820.365	1.314.905

LIABILITIES
Current liabilities
Trade and other payables		33.395	9.280
Bank loans		-	-
Tax liabilities		5.171	-
Other Tax liabilities		10.415	1.138
Other current liabilities		64.336	784

Loan from Shareholder	12	461.324	1.063.446

Not current liabilities
Bank loans		-	-
Retirement benefits obligations	13	11.365	-
Deferred tax liabilities		-	-
EXCESS OF ASSETS OVER LIABILITIES		1.234.360	240.257

CHIURAZZI INTERNAZIONALE S.r.l.

STATEMENT OF FINANCIAL POSITION (CONTINUED)

As at 31 December 2011

EQUITY	Notes	2011	2010

Share capital paid – in	14	300.000	300.000
Legal reserve	14	-	-
Other reserve	14	1.352.749	(1)
Retained earning	14	(59.742)	-
Profit/Loss for the year	14	(358.647)	(59.742)

TOTAL EQUITY		1.234.360	240.257

CHIURAZZI INTERNAZIONALE S.r.l.

STATEMENT OF CHANGES IN EQUITY

For the year ended 31 December 2011

	Capital	Legal Reserve	Other Reserve	Retained Earnings	Profit/Loss for the year	Net Equity

1.01.2011	300.000	-	(1)	(59.742)		240.257
Increase in capital of which paid in	-	-	1.352.750	-	-	1.352.750

Allocation of previous year profit/loss	-	-	-	-	-	-

Profit/Loss for the period	-	-	-	-	(358.647)	(358.647)
31.12.2011	300.000	-	1.352.749	(59.742)	(358.647)	1.234.360

CHIURAZZI INTERNAZIONALE S.r.l.

CASH FLOW

For the year ended 31 December 2011

	2011	2010
Net profit	(453.247)	(77.122)
Other expenses
Depreciation	63.510	-
Amortisation		-
(Increase)/Decrease in intercompany debtors		-
(Increase)/Decrease in current assets	(540.818)	(47.249)
(Decrease)/Increase in current liabilities	113.480	11.202
(Decrease)/increase in intercompany creditors	(602.122)	1.063.446
Tax paid	135.574	22.659
Increase in share capital	1.352.751	300.000
Cash flows from operating activities	69.128	1.272.936
Increase in fixed assets	(39.159)	(1.207.199)
Cash flows in investing activities	(39.159)	(1.207.199)
Bank interest paid	-	-
Bank interest received	4	1
Intercompany interest paid	(40.981)	(5.282)
Cash Flow from financing activities	(40.977)	(5.281)
Cash increase	(11.008)	60.456
Cash at the beginning of the year	60.456	-
Cash at the end of the year	49.448	60.456

CHIURAZZI INTERNAZIONALE S.r.l.

NOTES TO THE ACCOUNT

Year ended 31 December 2011

1.                   ACCOUNTING POLICIES

Note A – General Information

The Company's business is the operation of a foundry, with particular regard to the production, marketing and sale of works of art in bronze. During the year 2011 the Company started to produce the bronze statues for the establishment of the warehouse.

Note B – Basis of preparation and significant accounting policies

The financial statements have been prepared in accordance with International Financial reporting Standards (“IFRS”) as issued IASB. The particular accounting policies adopted are described below. They have all been applied consistently throughout the year and the preceding year.

Accounting convention

The financial statements have been prepared under historical cost convention, taking into account where appropriate of adjustments.

The financial statements of Chiurazzi Internazionale S.r.l. drawn up to 31 December, sheet and the income statement as at 31 December 2011. The amounts was expressed in Euro. The Company not prepare financial statements consolidate.

Going Concern

The financial statements have been prepared on the going concern basis. This assumes that the Company will be able to meet its liabilities as they fall due.

Use of estimates

The preparation of financial information in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial information and the reported amounts of revenues and expenses during the reporting period. Some of the more significant estimates include depreciation, amortisation and impairment of long-lived assets, deferred tax asset valuation allowance and reserves for doubtful accounts and legal liabilities.  Actual results could differ from those estimates.

Intangible assets – Brand

Intangible assets relate to the cost of the purchase in 2010 of the brand “Fonderia Storica Chiurazzi”. The cost was capitalized considering its estimated useful life (18 years).

Property, plant and equipment

Property, plant and equipment are accounted at historical cost less depreciation.  Historical cost includes all expenditures that are directly attributable to the acquisition of fixed assets. Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probably the future economic benefits.  All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred. Depreciation is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, as follows:

Plant and Machinery   10% – 15%  per annum

Furniture, fittings:       12% -  20% per annum

Specific equipment:                  5% per annum

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.  An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.  Gains and losses on disposals are determined by comparing proceeds with carrying amount.  These are included in the income statement.

Impairment of assets

Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount.  The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

Inventories

Inventories are valued at cost of acquisition or production. the cost of acquisition includes any costs directly attributable. The production cost includes the cost of overheads to be reasonably attributed to the finished products.

The cost of inventories of individual goods produced has been appropriately compared to the realizable value based on market prices.

Trade receivables

Trade receivables are stated at their nominal value, which corresponds to their estimated realizable value.

Employee benefit costs (Retirement benefit obligations)

The net obligation in respect of employee retirement benefits is calculated separately for each employee, by estimating the amount of future benefit that employees have earned in return for their services in the current and prior periods; that benefit is discounted to determine the present value.  A qualified actuary performs the calculation by using the projected unit credit method. Considering the limited number of employees as at 31 December 2011, and their average length of working, the employee benefit costs recorded in the financial statements as at 31 December 2011 reflect the payment that the Company would effect in the case of work stoppage of all employer-employee relationships. Consequently that benefit has not subject to actuarial valuation.

Share capital

Ordinary shares are classified as equity.  Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Revenues

Revenues comprises the fair value for the of sale of works of art in bronze, produced by the Company.

Taxation including deferred tax

Income tax on the profit or loss for the year comprises current and deferred tax.  Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantially enacted at the balance sheet date and any adjustment to tax payable in respect of previous years.

Deferred income tax is provided on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial information.  Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet data and are expected to apply when the related deferred income tax asset is realised.  Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments.

Note C – Financial risk management

Financial risk factors

The company, newly established, it is not to be exposed to particular types of risks.

2.                   REVENUES

Revenues	2011	2010
Sales	15.029	-
Change of inventories	144.722	-
Other sales	90	-
Total	159.841	-

3.                   COST OF SALES

Cost of Sales	2011	2010
Costs for raw materials supplies	198.429	-
Costs of service	167.131	7.905
Costs for use of third part assets	40.785	2.938
Staff costs	210.389	-
Depreciation	63.509	-
Change of inventories	(160.734)	-
Other costs	2.078	66
Total	521.587	10.909

The cost of sales in 2011 were up to Euro 500.000 following the start of the activity. The increase was due to: personnel costs of approximately Euro 200.000 as a result of recruitment of specialized staff, purchase finished products for Euro 198.000, including statues of art, has started production.

4.                OTHER OPERATING COSTS

The other operating costs are comprised as follows:

	2011	2010
Other operating costs	91.500	66.213
Total	91.500	66.213

5.                   FINANCE COSTS – NET

The finance costs - net are comprised as follows:

Finance costs – Net	2011	2010
Bank interest received	4	1
Intercompany interests paid	(40.981)	(5.282)
Total	(40.977)	(5.281)

The intercompany interest paid are related to loan from the Shareholder.

6.                   CORPORATE INCOME TAX

Under Italian law, the following taxes are applicable to the Company:

▪  Corporate income tax IRES ( Imposta sul Reddito delle Società) at the rate of 27,5% for the year ended 31 December 2010 and 2011;

▪  Regional tax IRAP ( Imposta sul Redditto delle Attività Produttive) at the rate of 4,82% for the year ended 31 December 2010 and 2011.

The corporate income tax are comprised as follows:

Corporate income taxe	2011	2010
IRES	-	-
IRAP	-	-
Total current tax expenses	-	-
Deferred tax	(135.577)	(22.660)
Corporate Income tax	(135.577)	(22.660)

7.                   INTANGIBLE ASSETS

Intangible assets consist of the brand “ Fonderia Storica Chiurazzi” purchased by the company. The brand have been amortized in 18 years.

Intangible assets	2011	2010
Cost	5.000	5.000
Depreciation	(277)	-
Net Book Value	4.723	5.000

8.                   PROPERTY, PLANT AND EQUIPMENT

Tangible assets are among the other entry in the voice costs equipment industrial scale original purchase, obtained from the original works of art, cost of approximately Euro 1,2 million. The assets included in fixed assets have never been subject to revaluation.

The following table shows the changes in tangible assets for the year ended 31 December 2011:

Tangible assets	2011	2010
Cost	1.241.360	1.202.200
Depreciation in change	63.232	-
Depreciation	(63.232)	-
Net Book Value	1.178.127	1.202.200

9.                   DEFERRED TAX ASSETS

Deferred tax assets have been calculated taking into account the negative components of income subject to deductions in subsequent years and on loss from operations:

Deferred tax assets	Tax Rate	2011	Tax
Finance costs – Net	27,5%	40.977	11.269
Loss from operations	27,5%	453.247	124.643
Total			135.912
Costs no under deferred tax			(335)
Deferred tax assets			135.577

The movement on the deferred tax assets is as shown below:

Deferred tax assets	2011
Beginning of the year deferred assets	22.260
Deferred tax 2011	135.577
Deferred tax assets at the end of the year	158.237

10.                 INVENTORIES

The inventories are comprised as follows:

Inventories	2011	2010
Raw materials and consumables	1.225	-
Semi finished products	30.850	-
Finished products	272.381	-
Total	305.456	-

In the year the Company has proceeded to the establishment of the warehouse. Inventories are stated at cost of production and purchasing.

The comparison of the purchase price with the net realizable value of the market price did not reveal any differences to lead to inventory write-down.

11.              CASH AND CASH EQUIVALENT

Cash and cash equivalents as at 31 December 2011 relate to the bank account that has a balance of Euro 49.448.

12.              LOAN FROM SHAREHOLDER

The amount due to the Shareholder, Chiurazzi International LCC, bears interest expense at 5 per annum. During the year the loans have been reduced sharply from the year 2010, about 500.000. The Shareholder has waived a part of its credit. As at the 31 December 2011, due to Shareholder amounts at Euro 461.324.

13.              RETIREMENT BENEFITS OBLIGATIONS

Retirement benefits obligations	2011	2010

TFR (Trattamento di fine rapporto)	11.365	-
Total	11.365	-

The increase in 2011 reflects the amount accrued in the year by the employees. Considering the limited number of employees as at 31 December 2011,  and their average length of working, the amount of the  retirement benefits obligations  recorded in the financial statements as at 31 December 2012 reflect the payment that the Company would effect in the case of work stoppage of all employer-employee relationships.

14.              SHAREHOLDER’S EQUITY

The following table shows the changes in shareholders’s equity for the year ended 31 December 2010:

	Value as at 1 January 2010	Allocation of Profit /(Loss)	Other movements	Value as at 31 December 2010
Capital	-		300.000	300.000
Legal reserve	-	-	-	-
Other Reserve	-		(1)	(1)
Retained earning (Losses)	-	-	-	-
Profit for the year	-	-	-	(59.742)
Total	-	-	299.999	240.257

The following table shows the changes in shareholders’s equity for the year ended 31 December 2011:

	Value as at 1 January 2011	Allocation of Profit /(Loss)	Other movements	Value as at 31 December 2011
Capital	300.000		-	300.000
Legal reserve	-	-	-	-
Other Reserve	(1)		1.352.750	1.352.749
Retained earning((Losses)	(59.742)	-	-	(59.742)
Profit for the year	-	(358.647)	-	(358.647)
Total	240.257	(358.647)	1.352.752	1.234.360

During the year the shareholder with the waiver, approved the establishment of a reserve for euro 1.352.750 to cover losses.

15.              EMPLOYEES AND ADMINISTRATOR

As at December 2011 staff costs amount to Euro 210.389. During the 2011 the Company has made the recruitment of employees in order to start production.

Staff costs	2011	2010
Wages and salaries	179.138	-
Social security costs	19.661	-
Other pension costs	11.590	-
Total	210.389	-

Average number of persons employed by the Company during the year 2011

Employees	2011	2010
Administrative	2	-
Workers	5	-
Total	7	-

The Company has not acted emoluments of the Sole Administrator.

16.              CONTINGENT LIABILITIES

The Company have no contingent liabilities as at 31 December 2011.

17.              POST BALANCE SHEET EVENT

No material post balance sheet events have occurred.

18.              RESPOSABILITY OF ADMINISTRATOR FOR THE PREPARATION OF NON STATUTORY REPORT AND ACCONTS

The Sole Administrator is responsible for preparing the non statutory annual financial statements. The Sole Administrator has elected to prepare the financial statements for the Company in accordance with International Financial Reporting Standards (“IFRS”).

International Accounting Standard requires that financial statements present fairly for each financial year the Company’s financial position, financial performance and cash flows. This requires the faithful representation of the effects of transactions, other events and conditions in accordance with the definitions and recognition criteria for assets, liabilities, income and expenses set out in the International Accounting Standards Board’s Framework for the Preparation an Presentation of Financial Statement’s. In virtually all circumstances, a fair presentation will be achieved by compliance with all IFRSs.

Therefore, the Sole Administrator is required to:

  Properly select and apply accounting policies.

  Present information, including accounting policies, in a manner that provides relevant, reliable. Comparable and understandable information; and

  Provide additional disclosures when compliance with the specific requirements in IFRS is insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance.

The Sole Administrator is responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company, for safeguarding the assets, for taking reasonable steps for the prevention and diction of fraud and other irregularities.

The financial statements from which this financial information is derived have been approved for issue by the Board of Shareholders.

Sole Administrator